                                                                       EXHIBIT 3


                            DISTRIBUTION AGREEMENT

THIS AGREEMENT, made and entered into on this 4 day of February, 1983, by and between HORACE MANN LIFE INSURANCE COMPANY ("Horace Mann") a life insurance company organized under the laws of the State of Illinois, HORACE MANN LIFE INSURANCE COMPANY SEPARATE ACCOUNT("Separate Account"), and a separate account established by Horace Mann pursuant to the Illinois Insurance Code and HORACE MANN INVESTORS, INC. ("Investors"), a corporation organized under the laws of the State of Maryland.

                                  WITNESSETH:

WHEREAS, Horace Mann proposes to issue to the public certain variable annuity contracts ("Contracts") and has by resolution of its Board of Directors on November 13, 1982 authorized the creation of three new Series or Account Divisions (for a total of four Account Division) within the Separate Account in connection therewith; and

WHEREAS, Horace Mann previously established the Separate Account for the purpose of funding Contracts; which Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940; and

WHEREAS, the Contracts to be issued by Horace Mann are presently being registered with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

WHEREAS, Investors, a broker-dealer registered under the Securities Exchange Act of 1934 and has served as the Distributor of variable annuity contracts previously issued through the Separate Account, proposes to act as the Distributor on an agency basis in the offering and sale of said Contracts; and

WHEREAS, Horace Mann desires to obtain the services of Investors as the Distributors of such Contracts issued by Horace Mann through the Separate Account and registered with the Commission;

NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Horace Mann, the Separate Account and Investors hereby agree as follows:

     1. Investors will serve as the Distributor on an agency basis for the Contracts which will be issued by Horace Mann through the Separate Account and will be registered with the Commission for offer and sale to the public.

     2. Investors, as Distributor for the Contracts, will use its best efforts to effect the offer and sale of the Contracts to the public on a continuing basis. Investors shall be responsible for compliance with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to Investors in connection with its duties as Distributor of said Contracts.

     3. Subject to the written approval of Horace Mann, Investors may contract with other broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable annuity contracts issued by the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and Investors will at all times be responsible to Horace Mann for the distribution of all Contracts issued by the Separate Account.

     4.   Warranties

          (a)  Horace Mann represents and warrants to Investors that:

               (i) A Registration Statement on Form N-1 under the Securities Act of 1933 (File No. 2- ), to be used in conjunction with the offer and sale of the Contracts, and a Registration Statement on Form N-8B-2 under the Investment Company Act of 1940 with respect to the Separate Account have been filed with the Commission in the form previously delivered to Investors and that copies of any and all amendments thereto will be forwarded to Investors at or before the time that they are filed with the Commission;

               (ii) The Registration Statements and any further amendments or supplements thereto will, when they become effective conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Horace Mann Investors expressly for use therein;

               (iii) Horace Mann is validly existing as a stock life insurance company in good standing under the laws of the State of Illinois, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus for the Separate Account, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification;

               (iv) The Contracts to be issued through the Separate Account and sold by Horace Mann through Investors hereunder have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

               (v) Those persons who offer and sell the Contracts are appropriately licensed in a manner as to comply with the state insurance laws;

               (vi) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Horace Mann is a part or by which Horace Mann is bound, Horace Mann's Certificate of Incorporation or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Horace Mann or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Horace Mann of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the purchase and distribution of the Contracts by Investors; and

               (vii) There are no material legal or governmental proceeding pending to which Horace Mann or the Separate Account is a party or of which any property of Horace Mann or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Horace Mann which, if determined adversely to Horace Mann, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Horace Mann.

          (b)  Investors represents and warrants to Horace Mann that:

               (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities and Exchange Act of 1934;

               (ii) It shall permit the offer and sale of Contracts only by and through persons who are appropriately licensed under both the securities laws and state insurance laws;

               (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Investors is a party or by which Investors is bound, the Certificate of Incorporation or By-laws of Investors, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Investors or its property;

               (iv) No offering, sale or other disposition of any Contracts will be made until Investors is notified by Horace Mann that the subject Registration Statement has been declared effective and that the Contracts have been released for sale by Horace Mann; and such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Horace Mann.

               (v) To the extent that any statements or omissions made in the Registration Statements, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Horace Mann by Investors expressly for use therein, such Registration Statements and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5. Investors shall keep, in a manner and form prescribed or approved by Horace Mann and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934 correct records and books of account (as required to be maintained by a registered broker-dealer acting as principal underwriter) of all transactions entered into on behalf of Horace Mann and with respect to variable annuity business it conducts for Horace Mann. Investors shall make such records and books of account available for inspection by the Commission and Horace Mann, and Horace Mann and the Commission shall have the right to inspect, make copies of or take possession of such records and books of account at any time on demand.

6. Subsequent to having been authorized to commence with the offering contemplated herein, Investors will utilize the currently effective Prospectus relating to the subject Contracts in connection with its selling efforts. As to the other types of sales material, Investors agrees that it will use only sales materials as have been authorized for use by Horace Mann and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the he appropriate regulatory authorities.

7. Investors will not use any Prospectus, sales literature, or any other printed matter or material in the offer or sale of any Contact if, to the knowledge of Investors, any of the foregoing misstates the duties, obligation or liabilities of Horace Mann or Investors.

8. Investors, as Distributor, shall be entitled to such remuneration for its services and for the services of its salaried employees and such reimbursement for its charges and expenses as will be contained in such Schedules of Remuneration as may be adopted from time to time. Said Schedules of Remuneration may be amended from time to time at the mutual consent of the undersigned parties.

9. If any purchase payment premiums shall be returned by Horace Mann or should Horace Mann become liable for the return thereof for any cause other than surrenders or withdrawals by Contract Owners pursuant to the terms of the Contract either before or after termination of this agreement, Investors agrees to pay Horace Mann the amount of remuneration previously paid over to it by Horace Mann with respect to such premiums.

10. Investors makes no representation or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder. Investors does, however, represent that it will actively market such Contracts on a continuous basis while there is an effective registration thereof with the Commission.

11. Investors may render similar services or act as Distributor or Dealer for issuers other than the Separate Account or sponsors other than Horace Mann in the offering of their securities.

12. The Contracts shall be offered for sale on the terms described in the currently effective Prospectus describing such Contracts.

13. Horace Mann will use its best efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the Securities Act of 1933 and, should it ever be required, under State Blue Sky Laws and to file for approval under state insurance laws when necessary.

14. Horace Mann reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to Investors.

15.  Horace Mann agrees to advise Investors immediately:

     (a) of any request by the Commission (i) for amendment of the Securities Act Registration Statement relating to the contracts or (ii) for additional information;

     (b) of the issuance by the Commission of any stop order suspending the effectiveness of its Registration Statement or the initiation of any proceedings for that purpose; and

     (c) of the happening of any material event, if known, which makes untrue any statement made in its Registration Statement or which requires the making of a change therein in order to make any statement made therein not misleading.

16. Horace Mann will furnish to Investors such information with respect to the Separate Account and the Contract in such form and signed by such of its officers as Investors may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

17. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

18. Absent the prior written consent of Horace Mann, this Agreement will terminate automatically upon its assignment.

19. This Agreement shall terminate, without the payment of any penalty by either party:

     (a) at the option of Horace Mann or of Investors upon thirty days' advance written notice to the other; or

     (b) at the option of Horace Mann upon institution of formal proceedings against Investors by the Commission or any state regulatory body; or

     (c) at the option of Horace Mann, if Investors or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; (ii) fails promptly to account and pay over to Horace Mann money due it according to its records; or (iii) violates the conditions of this Agreement.

20. Each notice required by this Agreement may be given by wire and confirmed in writing.

21. Horace Mann agrees to indemnify Investors for any liability that Investors may incur to a Contact Owner or party-in-interest under a Contract (i) arising out of any act of omission in the course of, or in connection with, rendering services under this Agreement, or (ii) arising out of the purchase, retention or surrender of a Contract; provided however that Horace mann will not indemnify Investors for any such liability that results from the willful misfeasance, bad faith or gross negligence of Investors, or from the reckless disregard, by Investors, of its duties and obligations arising under this Agreement.

22. This Agreement shall be subject to the laws of the State of Illinois and construed so as to interpret the Contracts as insurance products within the business operations of Horace Mann.

23. This Agreement incorporates all agreements, verbal and written, between Investors and Horace Mann with regard to the offer and sale of the Contracts, and supersedes and annuls any and all agreements between the parties with regards to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous agreements entered into between Investors and Horace Mann that do not bear upon the sale of the Contracts.

This Agreement, along with any Schedules of Remuneration attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract Owners, and that such amendment be in writing and duly executed.

This Agreement shall become effective upon the effective date of Post-Effective Amendment No. ____ To the Form S-6 Registration Statement filed under the Securities Act of 1933 with respect to the Contracts.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.

                                       Horace Mann Life Insurance Company

Attest:
/s/ Campbell McHugh                    By: /s/ Paul C. Tarr
-------------------                       --------------------------------------
                                       Horace Mann Life Insurance Company
                                              Separate Account
                                       By Horace Mann Life Insurance Company

Attest:
/s/ Fredric Mendelsohn                 By: /s/ A. Thomas Arisman
----------------------                    --------------------------------------
                                       Horace Mann Investors, Inc.

Attest:
/s/ Campbell McHugh                    By: /s/ Fredric Mendelsohn
-------------------                        -------------------------------------

                          MEMORANDUM OF UNDERSTANDING

                   AMONG HORACE MANN LIFE INSURANCE COMPANY/
              HORACE MANN LIFE INSURANCE COMPANY SEPARATE ACCOUNT/
                          HORACE MANN INVESTORS, INC.

                             DATED FEBRUARY 4, 1983

In accordance with an Agreement dated February 4, 1983 among Horace Mann Investors, Inc. ("Investors"), Horace Mann Life Insurance Company("HMLIC"), and Horace Mann Life Insurance Company Separate Account ("Separate Account"), Investors is responsible for the supervision and recordkeeping required with respect to sales of variable annuity contracts. The following outline, consistent with the responsibility of Investors, clarifies the processing of certain premium and commission transactions related to said variable annuity sales and maintenance of book and records in accordance with SEC Rules 17a-3 and 17a-4.

     1. The gross stipulated payment from annuity contractholders will be received by HMLIC. Deductions, as detailed in the appropriate HMLIC prospectus will be taken from the gross payment; the amount designated by the contractholder to go to the fixed accumulation account will then be deducted; the remainder then to be transferred to Horace Mann Investors for purchase of Horace Mann Balanced Fund, Inc., Horace Mann Income Fund, Inc., Horace Mann Short-Term Investment Fund, Inc. And Horace Mann Growth Fund, Inc. ("Funds") shares as designated in the name of the Separate Account.

     2. HMLIC pays commissions directly to Educators Marketing Service Corporation ("EMSC"). EMSC provides the sales personnel under the general supervision of Investors for the marketing of variable annuities. EMSC establishers and maintains records on behalf of Investors relating to commission payments to sales personnel. HMLIC establishes and maintains records relating to commission payments to EMSC.

     3. Commissions payable to EMSC are based upon the gross stipulated payments received. Currently, fixed accumulation and variable accumulations are subject to the same commission structure. Future modification to the commission structure, if any will modify this procedure accordingly.

Date: April 12, 1984
      ------------------

/s/ A. Thomas Arisman                  /s/ Paul C. Tarr
---------------------------            ----------------
Horace Mann Investors, Inc.            Horace Mann Life Insurance Company

/s/ Frederick Jaroz
----------------------------------
Educators Marketing Services Corp.

                            Schedule of Remuneration

                        for Distribution Agreement dated

                                February 4, 1983

          Horace Mann Life Insurance Company
          Horace Mann Life Insurance Company Separate Account
          Horace Mann Investors, Inc.

Pursuant to paragraph 8 of the Distribution Agreement dated February 4, 1983, to which this schedule is made a part, Horace Mann Investors, Inc. Shall be compensated at the annual rate of $25,000, payable in twelve (12) equal installments by Horace Mann Life Insurance Company to Horace Mann Investors, Inc. for services rendered with respect to sales of variable annuity contract.



Horace Mann Life Insurance Company     Horace Mann Investors, Inc.



By: /s/   Paul C. Tarr                 By:  /s/ A. Thomas Arisman
   --------------------------------        -------------------------



Horace Mann Life Insurance Company Separate Account


By: /s/ Paul C. Tarr
   ----------------------